CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report on Dreyfus International Equity Fund, Inc. dated July 8, 1996, in this Registration Statement (Form N-1A 33-58248) of Dreyfus Emerging Market Fund, (a portfolio of Dreyfus International Funds, Inc.)



                                               ERNST & YOUNG LLP

New York, New York
December 24, 1996